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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 4, 2002 (except for Strong Index 500 Fund, whose report is dated February 18, 2002), relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Reports to Shareholders of Strong Index 500 Fund, Strong Dow 30 Value Fund, Strong Large Cap Core Fund (formerly Strong Strategic Growth Fund), Strong Mid Cap Disciplined Fund, Strong Growth Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Small Cap Value Fund, Strong Value Fund, Strong Enterprise Fund, Strong Growth 20 Fund, Strong Technology 100 Fund and Strong U.S. Emerging Growth Fund (twelve series constituting the Strong Equity Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2002